EXHIBIT 32

Certification Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Amendment to Quarterly Report of United States Oil and Gas Corp (the “Company”) on Form 10-Q for the period ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alex Tawse, Chief Executive Officer/ Chief Financial Officer certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Alex Tawse
Name:	Alex Tawse
Title:	Chief Executive Officer and Principal Financial Officer
Date:	November 17 , 2011

This certification is made solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and not for any other purpose.

A signed original of this written statement required by Section 906 has been provided to United States Oil and Gas Corp and will be retained by United States Oil and Gas Corp and furnished to the Securities and Exchange Commission or its staff upon request.